Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-35034, 333-48989, 333-75047 and 333-84024) of MAPICS, Inc. of our report dated October 29, 2001, except as to Note 10 for which the date is December 10, 2001 and Note 3 for which the date is August 12, 2002 relating to the financial statement, which appears in this Form 10-K/A. We also consent to the references to us under the heading “Selected Financial Data” in such Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
August 13, 2002